UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

ENSERVCO CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Enservco Corporation

501 South Cherry Street, Suite 320
Denver, CO 80246

Important Notice Regarding the Availability of an Information Statement

For the Annual Meeting of Stockholders to be Held on June 25, 2015

Under Securities and Exchange Commission Rule 14a-16, you are receiving this notice that the materials for our Annual Meeting of Stockholders are available on the Internet. This communication presents only an overview of the more complete information statement and other materials that are available to you on the Internet at http://irdirect.net/ENSV/corporate document/130.

We encourage you to access and review all of the important information contained in the information statement and the Company’s December 31, 2014 Annual Report on Form 10-K, which is available with the information statement.

The Annual Meeting of Stockholders will be held on June 25, 2015, at 10:00 a.m. Mountain Time at 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111. At the meeting, the following proposals will be submitted for the stockholders’ approval, and this constitutes notice of the meeting and the matters to be considered:

1.	To elect five directors for the ensuing year.

2.	To ratify and approve the appointment of EKS&H, LLLP, as Enservco’s independent registered accounting firm for the year ended December 31, 2015.

Any other business that may properly come before the meeting will also be conducted.

If you want to receive a paper or e-mail copy of the meeting documents, you may request them in writing to Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 320, Denver, CO 80246, or by telephone to (303) 333-3678. There is no charge to you for requesting a copy. Please make your request by May 30, 2015, to ensure timely delivery. Copies will be sent to stockholders requesting paper copies within three business days after receiving a request. Unless you make your request for a paper or e-mail copy of the information statement and related materials, you will not receive a paper or e-mail copy.

For directions to the annual meeting please call our corporate secretary at (303) 333-3678.

The Company IS NOT soliciting proxies from any stockholder and will not accept any proxies, consent, or vote from any stockholder as a result of this notice.

Date of Mailing of this Notice: May 6, 2015